UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01. Entry Into a Material Definitive Agreement.

Stock Option Agreements

On September 13, 2022, Progressive Care Inc. (the “Company”) agreed to issue options to Charles Fernandez as previously reported on Form 8-K filed on September 16, 2022. On October 7, 2022, the Company and Mr. Fernandez entered into a stock option agreement (the “Fernandez Option Agreement”), pursuant to which Mr. Fernandez was granted the right to purchase additional shares in accordance with the following vesting percentages: 2% of the Company’s issued stock, which will vest immediately, 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $50 million for five consecutive trading days, 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $100 million for five consecutive trading days, and 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $200 million for five consecutive trading days, as detailed in his employment stock option agreement. The foregoing description is qualified in its entirety by the Fernandez Option Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K.

On September 13, 2022, the Company agreed to issue options to Rodney Barreto as previously reported on Form 8-K filed on September 16, 2022. On October 7, 2022, the Company and Mr. Barreto entered into a stock option agreement (the “Fernandez Option Agreement”), pursuant to which Mr. Barreto was granted the right to purchase additional shares in accordance with the following vesting percentages: 1% of the Company’s issued stock, which will vest immediately, 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $50 million for five consecutive trading days, 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $100 million for five consecutive trading days, and 1% of the Company’s shares outstanding upon the Company’s market capitalization reaching $200 million for five consecutive trading days, as detailed in his employment stock option agreement. The foregoing description is qualified in its entirety by the Barreto Option Agreement attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained within Item 1.01 is hereby incorporated by reference.

Appointment of Director.

On October 7, 2022, the Board of Directors of the Company (the “Board) unanimously voted to approve the appointment of Pedro Rodriguez, MD to the Board.

Pedro Rodriguez, MD, age 74

Dr. Rodriguez, age 74, is a medical professional with over 40 years of experience in the psychiatry field. Currently, Dr. Rodriguez is the Chairman and Medical Director of the Department of Psychiatry at Mount Sinai Medical Center in Miami Beach, FL. Previously, Dr. Rodriguez was the Chairman and Medical Director of the Department of Psychiatry at Cedar’s Medical Center in Miami, FL from 1993-2003. Dr. Rodriguez is a Diplomat in the Specialty of Psychiatry in the American Board of Psychiatry and Neurology and is a member of the State of Florida Board of Medical Examiners. Dr. Rodriguez has been the recipient of numerous awards and recognized in the Miami community as one of the Community’s most eminent physicians. Dr. Rodriguez received his doctorate degree from the University of Salamanca School of Medicine and an MBA from the University of Miami Herbert Business School.

Acceleration of Vesting of Officer RSU’s

On October 7, 2022, the Board approved the acceleration of vesting for certain Restricted Stock Units (“RSU’s”) previously awarded to Alan Jay Weisberg, the Company’s Chief Executive Officer and co-Vice Chairman and Birute Norkute, the Company’s Chief Operating Officer and entered into amendments to the Company’s respective employment agreements with Mr. Weisberg and Ms. Norkute (the “Amendment to Amended and Restated Employment Agreement”). Pursuant to the Amendment to Amended and Restated Employment Agreement, the RSU’s vest as of the date of Amendment to Amended and Restated Employment Agreement. The foregoing description is qualified in its entirety by the Form of Amendment to Amended and Restated Employment Agreement, attached as Exhibit 10.3 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: October 13, 2022	By:	/s/ Alan Jay Weisberg
	Name:	Alan Jay Weisberg
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Stock Option Agreement between the Company and Charles M. Fernandez
10.2	Stock Option Agreement between the Company and Rodney Barreto
10.3	Form of Amendment to Amended and Restated Employment Agreement